                                                                                                       EXHIBIT (11)
                               SPRINT CORPORATION
              COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                      (in millions, except per share data)


                                                                                           Three Months Ended
                                                                                               March 31,
                                                                                    -- ---------------------------
                                                                                          1997            1996
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Primary earnings per share (EPS)
Income from continuing operations                                                   $     290.0     $     312.2
Preferred stock dividends                                                                  (0.3)           (0.5)
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
                                                                                          289.7           311.7
Discontinued operation, net                                                                --              (2.9)
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Earnings applicable to common stock                                                 $     289.7     $     308.8
                                                                                    -- ------------ -- -----------

Weighted average common shares (1)                                                        434.8           400.3
                                                                                    -- ------------ -- -----------

Primary EPS
   Continuing operations                                                            $     0.67      $      0.78
   Discontinued operation                                                                  --             (0.01)
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                                                               $     0.67      $      0.77
                                                                                    -- ------------ -- -----------


Fully diluted EPS
Income from continuing operations, net of
   preferred stock dividends                                                        $     289.7     $     311.7
Convertible preferred stock dividends                                                       0.1             0.1
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
                                                                                          289.8           311.8
Discontinued operation, net                                                                --              (2.9)
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Earnings as adjusted for purposes of computing
   fully diluted earnings per share                                                 $     289.8     $     308.9
                                                                                    -- ------------ -- -----------

Weighted average common shares                                                            434.8           400.3
Additional dilution for common stock equivalents
   and dilutive securities                                                                  1.8             1.9
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                                                                     436.6           402.2
                                                                                    -- ------------ -- -----------


Fully diluted EPS
   Continuing operations                                                            $      0.66     $      0.78
   Discontinued operation                                                                  --             (0.01)
--------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                                                               $      0.66     $      0.77
                                                                                    -- ------------ -- -----------

(1)Weighted average common shares have been adjusted for the assumed conversion of convertible preference stock as of March 31, 1996, and for dilutive common stock equivalents using the treasury stock method.